UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2011

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 George Street, 3rd Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

US Gold Corporation (the “Company”) held its annual meeting of shareholders on June 14, 2011.  Of the 139,599,552 shares outstanding and entitled to vote at the meeting, including exchangeable shares not held by the Company or its affiliates, 116,573,045 shares were voted, or 83.5% of the outstanding shares entitled to vote.

At the annual meeting, the shareholders elected the five individuals nominated to be directors; approved the compensation of the named executive officers as described in the proxy statement; voted to hold the advisory vote on executive compensation every three years; and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Robert R. McEwen	86,700,699	344,960	29,527,201
Michele Ashby	86,913,047	132,612	29,527,201
Leanne Baker	86,738,050	307,609	29,527,201
Peter Botjos	58,843,453	28,202,206	29,527,201
Declan Costelloe	82,211,211	4,834,448	29,527,201

Election results for the advisory vote on executive compensation are as follows:

For	Against	Abstain	Broker Non-Votes
81,533,141	507,259	5,005,444	29,527,201

Election results for the frequency of the advisory vote on executive compensation are as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
36,460,362	2,411,943	43,051,054	5,122,485	29,527,201

Election results for the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2011 are as follows:

For	Against	Abstain	Broker Non-Votes
116,211,903	185,550	175,592	0

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: June 17, 2011	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer